Exhibit 99.1

Press Release

Ikanos Communications Announces Results for the

Fourth Quarter and Fiscal Year 2012

Recent Highlights

•	Began lab trials with Velocity™-3 system

•	Q4 revenue of $31.8 million

•	FY 2012 revenue of $125.9 million

•	Q4 GAAP net loss of $(4.5) million, or $(0.06) per share

•	Q4 ending cash, cash equivalents and short-term investments of $31.2 million

FREMONT, Calif., January 31, 2013 — Ikanos Communications, Inc. (NASDAQ: IKAN), a leading provider of advanced broadband semiconductor and software products for the digital home, today announced its financial results for the fourth quarter and fiscal year of 2012, ended December 30, 2012.

“For the fourth quarter, we met the high-end of our revenue guidance with revenue of $31.8 million while recording GAAP operating expenses of $19.3 million, within our guidance range of $19 to 20 million,” said Dennis Bencala, CFO of Ikanos. “We continued to effectively manage our business and our cash position with cash totaling approximately $31.2 million at year end.”

Omid Tahernia, president and CEO, said, “Fiscal 2012 was a pivotal year for Ikanos in which we established a solid baseline of business while reducing portfolio complexity and managing operating expenses and gross margins. We completed the development of our Velocity-3 chipset and launched this industry-first NodeScale vectoring chipset at the October Broadband World Forum. We are pleased with the positive carrier reception we received as well as a number of service providers who have announced their intent to invest Capex on vectored VDSL2.”

“We also began the ramp of our Fusiv® family of CPE products early in the year which by Q4 2012 represented 37% of the company’s revenue. This family of CPE products brings to market a number of leadership features such as NodeScale vectoring and VDSL2 bonding. Additionally we announced the newest member of this family, our Vx185-HP, at the 2013 CES show.”

Financial Details

Ikanos reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. Non-GAAP net income (loss), where applicable, excludes the income statement effects of stock-based compensation, restructuring charges, the amortization of intangible assets and gains on the sale of impaired assets. Ikanos has provided these measures because its management believes these additional non-GAAP measures are useful to investors for performing financial analysis as these additional measures highlight Ikanos’ recurring operating results. Ikanos’ management uses these non-GAAP measures internally to evaluate its operating performance and to plan for its future. However, non-GAAP measures are not a substitute for GAAP reporting. For a reconciliation of GAAP versus non-GAAP financial information, please see the attached schedules.

Fourth Quarter 2012 Results

Revenue for the fourth quarter of 2012 was $31.8 million, compared to revenue of $35.4 million for the fourth quarter of 2011 and revenue of $31.4 million for the third quarter of 2012. GAAP gross profit for the fourth quarter of 2012 was 48%, compared to a GAAP gross profit of 56% for the fourth quarter of 2011 and GAAP gross profit of 47% for the third quarter of 2012.

Non-GAAP gross profit for the fourth quarter of 2012 was 49%, compared to a non-GAAP gross profit of 57% for the fourth quarter of 2011 and non-GAAP gross profit of 48% for the third quarter of 2012.

GAAP operating expenses for the fourth quarter of 2012, which included forecasted product tape-out expenses, were $19.3 million, compared to GAAP operating expenses of $18.0 million for the fourth quarter of 2011 and $21.1 million for the third quarter of 2012.

Non-GAAP operating expenses for the fourth quarter of 2012 were $18.4 million, compared to non-GAAP operating expenses of $17.4 million for the fourth quarter of 2011 and non-GAAP operating expenses of $20.2 million for the third quarter of 2012.

GAAP net loss for the fourth quarter of 2012 was $(4.5) million, or a loss of $(0.06) per share on 70.1 million weighted average shares outstanding, compared to a GAAP net income for the fourth quarter of 2011 of $0.5 million, or $0.01 per share on 69.7 million weighted average shares, and a GAAP net loss of $(6.4) million, or $(0.09) per share on 69.8 million weighted average shares, for the third quarter of 2012.

Non-GAAP net loss for the fourth quarter of 2012 was $(3.4) million, or a loss of $(0.05) per share on 70.1 million weighted average shares outstanding, compared to a non-GAAP net income of $1.6 million, or $0.02 per share on 69.7 million weighted average shares, for the fourth quarter of 2011 and a non-GAAP net loss of $(5.1) million, or $(0.07) per share on 69.8 million weighted average shares, for the third quarter of 2012.

Cash, cash equivalents and short-term investments at the end of the fourth quarter of 2012 were $31.2 million, compared to $33.4 million at the end of the third quarter of 2012. Additionally, at the end of the fourth quarter of 2012, inventory was $8.1 million, compared to

$6.4 million at the end of the third quarter of 2012. Current liabilities at the end of the fourth quarter of 2012 were $24.4 million, compared to $28.1 million at the end of the third quarter of 2012. During both the third and fourth quarters of 2012, current liabilities include an accounts receivable backed, revolving line of credit advance of $5.0 million.

Fiscal 2012 Results

Revenue for fiscal year 2012 was $125.9 million, compared with $136.6 million reported for fiscal year 2011.

GAAP net loss for the year ended December 30, 2012 was $(17.6) million, or $(0.25) per share on 69.7 million weighted average shares. This compares with a net loss of $(7.5) million, or $(0.11) per share on 68.7 million weighted average shares for fiscal year 2011.

Non-GAAP net loss for the year ended December 30, 2012 was $(11.6) million, or $(0.17) per share on 69.7 million weighted average shares outstanding. This compares with a net loss of $(3.2) million, or $(0.05) per share on 68.7 million weighted average shares outstanding for fiscal year 2011.

Outlook

Revenue is expected to be between $26 million and $28 million for the first quarter of 2013.

GAAP gross profit for the first quarter of 2013 is expected to be between 53% and 55%. Non-GAAP gross profit is expected to improve to between 54% and 56% for first quarter of 2013. GAAP operating expenses for first quarter of 2013 are expected to be in the range of $19 million to $20 million. Non-GAAP operating expenses are expected to be in the range of $18 million to $19 million for first quarter of 2013. GAAP net loss for first quarter of 2013 is expected to be in the range of approximately $(3.7) million to $(6.3) million, or a GAAP loss per share of $(0.05) to $(0.09). Non-GAAP net loss is expected to be in the range of approximately $(2.4) million to $(5.0) million, or a non-GAAP loss per share of $(0.03) to $(0.07).

Fourth Quarter Conference Call

Management will review the fourth quarter and fiscal year 2012 financial results and its expectations for subsequent periods at a conference call on January 31, 2013 at 1:30 p.m. Pacific Time. To listen to the call, please visit http://www.ikanos.com/investor/irevents/ and click on the link provided for the webcast or dial (888) 254-2798 and enter conference ID 4474158. The webcast will be archived and available for 90 days at http://www.ikanos.com/investor/irevents/. A replay of the conference call will be accessible until May 1, 2013 by dialing (888) 203-1112 and entering conference ID 4474158.

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) is a leading provider of advanced broadband semiconductor and software products for the digital home. The company’s broadband DSL, communications processors and other offerings power access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers and telecommunications service providers. For more information, visit www.ikanos.com.

© 2012 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, the Bandwidth without boundaries tagline, Fusiv, Ikanos Velocity and NodeScale Vectoring are among the trademarks or registered trademarks of Ikanos Communications. All other trademarks mentioned herein are properties of their respective holders.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are subject to risks and uncertainties concerning Ikanos Communications, including statements regarding our outlook such as our expected revenue, gross profits, operating expenses, earnings per share and the anticipated benefits of non-GAAP measures, our product testing and shipment, and anticipated benefits and acceptance of our products. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, but are not limited to, macroeconomic conditions which may cause our customers to defer purchasing plans, our ability to deliver full production releases of our newer products and the acceptance of those products by our customers, the continued demand by telecommunications service providers for specific xDSL semiconductor products, the failure of service providers to implement deployment plans on schedule or at all, our continued ability to obtain and deliver production volumes of new and current products and technologies, our ability to generate demand and close transactions for the sale of our products, our ability to develop commercially successful products as a result of our current research and development programs, our ability to successfully execute our restructuring plan, and unexpected future costs, expenses and financing requirements. In addition, for a more extensive discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 1, 2012 filed with the Securities and Exchange Commission (SEC) on February 23, 2012 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012 filed with the SEC on November 1, 2012, as well as other reports that Ikanos files from time to time with the SEC. Ikanos is under no obligation to update these forward-looking statements to reflect events or circumstances subsequent to the date of this press release.

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 30, 2012	January 1, 2012	December 30, 2012	January 1, 2012
Revenue	$31,758	$35,443	$125,948	$136,591
Cost of revenue	16,476	15,556	64,750	65,944

Gross profit	15,282	19,887	61,198	70,647

Operating expenses:
Research and development	14,120	13,069	57,543	55,796
Selling, general and administrative	5,221	4,955	19,056	22,287
Restructuring	—	—	1,062	(109)

Total operating expenses	19,341	18,024	77,661	77,974

Income (loss) from operations	(4,059)	1,863	(16,463)	(7,327)
Investment gain	—	—	—	1,295
Interest income and other, net	143	(161)	(108)	(383)

Income (loss) before income taxes	(3,916)	1,702	(16,571)	(6,415)
Provision for income taxes	608	1,157	1,014	1,082

Net income (loss)	$(4,524)	$545	$(17,585)	$(7,497)

Net income (loss) per share
Basic	$(0.06)	$0.01	$(0.25)	$(0.11)

Diluted	$(0.06)	$0.01	$(0.25)	$(0.11)

Weighted average number of shares
Basic	70,136	69,182	69,701	68,656

Diluted	70,136	69,658	69,701	68,656

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	December 30, 2012	September 30, 2012	January 1, 2012
Revenue	$31,758	$31,375	$35,443
Cost of revenue	16,476	16,620	15,556

Gross profit	15,282	14,755	19,887

Operating expenses:
Research and development	14,120	16,581	13,069
Selling, general and administrative	5,221	4,507	4,955
Restructuring	—	—	—

Total operating expenses	19,341	21,088	18,024

Income (loss) from operations	(4,059)	(6,333)	1,863
Interest income and other, net	143	61	(161)

Income (loss) before income taxes	(3,916)	(6,272)	1,702
Provision for income taxes	608	85	1,157

Net income (loss)	$(4,524)	$(6,357)	$545

Net income (loss) per share
Basic	$(0.06)	$(0.09)	$0.01

Diluted	$(0.06)	$(0.09)	$0.01

Weighted average number of shares
Basic	70,136	69,788	69,182

Diluted	70,136	69,788	69,658

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended December 30, 2012				Three Months Ended January 1, 2012
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$31,758	$—		$31,758	$35,443	$—		$35,443
Cost of revenue	16,476	(9	)(a)	16,347	15,556	9	(a)	15,065
		(120	)(b)			(500	)(b)

Gross profit	15,282	(129)		15,411	19,887	(491)		20,378

Operating expenses:
Research and development	14,120	(557	)(a)	13,563	13,069	(354	)(a)	12,715
Selling, general and administrative	5,221	(308	)(a)	4,788	4,955	(124	)(a)	4,706
		(125	)(b)			(125	)(b)
Restructuring	—	—		—	—	—		—

Total operating expenses	19,341	(990)		18,351	18,024	(603)		17,421

Income (loss) from operations	(4,059)	1,119		(2,940)	1,863	1,094		2,957
Interest income and other, net	143	—		143	(161)	—		(161)

Income (loss) before income taxes	(3,916)	1,119		(2,797)	1,702	1,094		2,796
Provision for income taxes	608	—		608	1,157	—		1,157

Net income (loss)	$(4,524)	$1,119		$(3,405)	$545	$1,094		$1,639

Net income (loss) per share:
Basic	$(0.06)			$(0.05)	$0.01			$0.02

Diluted	$(0.06)			$(0.05)	$0.01			$0.02

Weighted average outstanding shares:
Basic	70,136			70,136	69,182			69,182

Diluted	70,136			70,136	69,658			69,658

Notes:

	Three Months Ended
	December 30, 2012	January 1. 2012
(a) Stock-based compensation	$874	$469
(b) Amortization of acquired intangible assets	245	625

Total non-GAAP adjustments	$1,119	$1,094

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30, 2012
	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$31,375	$—		$31,375
Cost of revenue	16,620	4	(a)	16,171
		(453	)(b)

Gross profit	14,755	(449)		15,204

Operating expenses:
Research and development	16,581	(514	)(a)	16,067
Selling, general and administrative	4,507	(209	)(a)	4,173
		(125	)(b)
Restructuring	—	—		—

Total operating expenses	21,088	(848)		20,240

Loss from operations	(6,333)	1,297		(5,036)
Interest income and other, net	61	—		61

Loss before income taxes	(6,272)	1,297		(4,975)
Provision for income taxes	85	—		85

Net loss	$(6,357)	$1,297		$(5,060)

Net loss per share:
Basic and diluted	$(0.09)			$(0.07)

Weighted average outstanding shares:
Basic and diluted	69,788			69,788

Notes:

Three Months Ended September 30, 2012
(a) Stock-based compensation	$719
(b) Amortization of acquired intangible assets	578

Total non-GAAP adjustments	$1,297

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Year Ended December 30, 2012				Year Ended January 1, 2012
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$125,948	$—		$125,948	$136,591	$—		$136,591
Cost of revenue	64,750	(8	)(a)	63,170	65,944	(58	)(a)	63,886
		(1,572	)(b)			(2,000	)(b)

Gross profit	61,198	(1,580)		62,778	70,647	(2,058)		72,705

Operating expenses:
Research and development	57,543	(2,007	)(a)	55,536	55,796	(2,273	)(a)	53,523
Selling, general and administrative	19,056	(877	)(a)	17,679	22,287	(844	)(a)	20,943
		(500	)(b)			(500	)(b)
Restructuring	1,062	(1,062	)(c)	—	(109)	109	(c)	—

Total operating expenses	77,661	(4,446)		73,215	77,974	(3,508)		74,466

Loss from operations	(16,463)	6,026		(10,437)	(7,327)	5,566		(1,761)
Investment gain	—	—		—	1,295	(1,295	)(d)	—
Interest income and other, net	(108)	—		(108)	(383)	—		(383)

Loss before income taxes	(16,571)	6,026		(10,545)	(6,415)	4,271		(2,144)
Provision for income taxes	1,014	—		1,014	1,082	—		1,082

Net loss	$(17,585)	$6,026		$(11,559)	$(7,497)	$4,271		$(3,226)

Net loss per share:
Basic and diluted	$(0.25)			$(0.17)	$(0.11)			$(0.05)

Weighted average outstanding shares:
Basic and diluted	69,701			69,701	68,656			68,656

Notes:

	Fiscal Year Ended
	December 30, 2012	January 1, 2012
(a) Stock-based compensation	$2,892	$3,175
(b) Amortization of acquired intangible assets	2,072	2,500
(c) Restructuring charges (credits)	1,062	(109)
(d) Investment gain	—	(1,295)

Total non-GAAP adjustments	$6,026	$4,271

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	December 30, 2012	September 30, 2012	January 1, 2012
Assets
Current assets:
Cash, cash equivalents and short-term investments	$31,176	$33,434	$34,760
Accounts receivable	15,748	19,688	18,308
Inventory	8,122	6,356	9,474
Prepaid expenses and other current assets	5,892	7,548	2,531

Total current assets	60,938	67,026	65,073
Property and equipment, net	8,769	8,607	7,036
Intangible assets, net	1,529	1,774	3,602
Other assets	2,612	2,540	1,896

	$73,848	$79,947	$77,607

Liabilities and Stockholders’ Equity
Current liabilities:
Revolving line	$5,000	$5,000	$—
Accounts payable	5,679	10,249	5,413
Accrued liabilities	13,688	12,821	10,734

Total current liabilities	24,367	28,070	16,147
Other liabilities	2,854	1,989	738

Total liabilities	27,221	30,059	16,885
Stockholders’ equity	46,627	49,888	60,722

	$73,848	$79,947	$77,607